UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)—July 1, 2023
ASSURED GUARANTY LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
30 Woodbourne Avenue
Hamilton HM 08 Bermuda
(Address of principal executive offices)
Registrant’s telephone number, including area code: (441) 279-5700
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:		Trading Symbol(s)	Name of exchange on which registered
Common Shares	$0.01 par value per share	AGO	New York Stock Exchange
Assured Guaranty US Holdings Inc. 5.000% Senior Notes due 2024 (and the related guarantee of Registrant)		AGO 24	New York Stock Exchange
Assured Guaranty US Holdings Inc. 3.150% Senior Notes due 2031 (and the related guarantee of Registrant)		AGO/31	New York Stock Exchange
Assured Guaranty US Holdings Inc. 3.600% Senior Notes due 2051 (and the related guarantee of Registrant)		AGO/51	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On July 3, 2023, Assured Guaranty Ltd. (“AGL” and, together with its affiliates, “Assured Guaranty”) issued a press release announcing (i) the completion on July 1, 2023 of the transactions contemplated by the transaction agreement, dated April 5, 2023 (the “Transaction Agreement”), among Assured Guaranty US Holdings Inc. (“AGUS”) and certain affiliates thereof, and Sound Point Capital Management, L.P. (“Sound Point”) and Sound Point GP Parent, LLC (“GP Parent”), pursuant to which Assured Guaranty agreed to contribute to Sound Point substantially all of its asset management business, other than Assured Healthcare Partners LLC (“AHP”), and (ii) the effectiveness of the investment agreement (the “Investment Agreement”), among Assured Guaranty Municipal Corp. (“AGM”) and Assured Guaranty Corp. (“AGC”), certain affiliates of AGM and AGC, and Sound Point and GP Parent, pursuant to which AGC and AGM agreed to engage Sound Point as their sole alternative credit manager and to invest in accordance with the terms of the Investment Agreement at least $1 billion over time in one or more vehicles and separately managed accounts managed by Sound Point. As part of the transactions contemplated by the Transaction Agreement, Assured Guaranty contributed to Sound Point its entire equity interest in Assured Investment Management LLC and, with certain AHP-related exceptions, its related asset management entities, effective July 1, 2023. A copy of the press release is attached as Exhibit 99.1 hereto.

The information in this Item 7.01 and Exhibit 99.1 attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On July 1, 2023, the transactions contemplated by the Transaction Agreement were completed and the Investment Agreement became effective. AGUS received, subject to certain potential post-closing adjustments, common interests in Sound Point representing a thirty percent (30%) participation percentage in Sound Point and certain other interests in related Sound Point entities.

The Transaction Agreement was filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2023.

Forward Looking Statements

Any forward-looking statements made herein reflect Assured Guaranty’s current views with respect to future events and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. These risks and uncertainties include, but are not limited to, the possibility that investments made by AGM and AGC for its investment portfolio, including in alternative credit strategies, do not result in the benefits anticipated or subject Assured Guaranty to reduced liquidity at a time it requires liquidity, or to unanticipated consequences; the impacts of the announcement and the completion of Assured Guaranty’s transaction with Sound Point on Assured Guaranty and its relationships with its shareholders, regulators, rating agencies, employees and the obligors it insures and on the business contributed to Sound Point and its relationship with its clients and employees; the possibility that the transaction with Sound Point does not result in the benefits anticipated or subjects Assured Guaranty and/or its shareholders to negative consequences; difficulties executing Assured Guaranty’s business strategy; and other risks and uncertainties that have not been identified at this time, management’s response to these factors, and other risk factors identified in Assured Guaranty’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which are made as of July 3, 2023. Assured Guaranty undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press release dated July 3, 2023
104.1	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assured Guaranty Ltd.

By:	/s/ Ling Chow
Name: Ling Chow Title: General Counsel
DATE: July 3, 2023